                                                                   Exhibit 10.35

                                  OFFICE LEASE

                                 by and between

                           LANCDON LIMITED PARTNERSHIP
                                   (Landlord)

                                       and

                     DARWIN PROFESSIONAL UNDERWRITERS, INC.
                                    (Tenant)

                          Dated: As of February 1, 2005

                                  OFFICE LEASE

                          Dated: AS OF FEBRUARY 1, 2005

                                 REFERENCE DATA

LANDLORD:           Lancdon Limited Partnership

LANDLORD'S ADDRESS: c/o Mcared Realty, Inc.,
                    51 Sherman Hill Road, Building A,

                    Suite A-1040, Woodbury, CT 06798

TENANT:             Darwin Professional Underwriters, Inc.

TENANT'S ADDRESS:   76 Batterson Park Road, Farmington, CT 06032

BUILDING:           9 Farm Springs Road, Farmington, CT 06032

PREMISES:           Approximately 36,732 rentable square feet of area in the
                    Building as outlined on EXHIBIT A

TERM.
COMMENCEMENT DATE:  May 1, 2005

TERM:               Six (6) years and five (5) months

RENEWAL TERM:       One (1) term of five (5) years

ANNUAL RENT:        Month 1-3: -0
                    Months 4-75: $20.00 per rentable square foot
                    Months 76 & 77: -0-

RENEWAL TERM
ANNUAL RENT:        95% of market value rent
                    Tenant must provide at least 9 months
                    notice to renew.

The foregoing data is to be used for reference purposes only and not as a summary or interpretation of any of the terms and conditions of the Lease.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    PREMISES; COMMON FACILITIES........................................     1
2.    TERM; EARLY ACCESS.................................................     1
3.    RENT...............................................................     1
4.    USE................................................................     6
5.    SERVICES...........................................................     6
6.    UTILITIES..........................................................     6
7.    INTERRUPTION OF SERVICES AND UTILITIES.............................     6
8.    EXTRA SERVICES AND UTILITIES.......................................     7
9.    REPAIRS............................................................     7
10.   YIELD UP AND FIXTURES..............................................     8
11.   CHANGES AND ALTERATIONS............................................     8
12.   INDEMNITY AND INSURANCE............................................     9
13.   SUBLEASING AND ASSIGNMENT..........................................    11
14.   LANDLORD'S RIGHTS IN A TENANT BANKRUPTCY...........................    14
15.   COMPLIANCE WITH LAWS...............................................    14
16.   APPURTENANCES......................................................    15
17.   FIRE OR OTHER CASUALTY.............................................    15
18.   CONDEMNATION.......................................................    16
19.   INTENTIONALLY OMITTED..............................................    16
20.   ACCESS.............................................................    16
21.   LIABILITY..........................................................    17
22.   DEFAULT............................................................    17
23.   BANKRUPTCY.........................................................    18


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

24.   WAIVER OF SUBROGATION..............................................    19
25.   SUBORDINATION......................................................    19
26.   DEFINITION OF LANDLORD.............................................    19
27.   BROKERAGE..........................................................    19
28.   RULES AND REGULATIONS..............................................    19
29.   LIMITATION OF LIABILITY............................................    20
30.   FORCE MAJEURE......................................................    20
31.   INTENTIONALLY OMITTED..............................................    21
32.   NOTICES............................................................    21
33.   SELF HELP..........................................................    21
34.   ESTOPPEL CERTIFICATES..............................................    22
35.   MECHANICS LIENS....................................................    22
36.   CONDITION OF THE PREMISES; LANDLORD'S WORK.........................    22
37.   PRE JUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL.......    23
38.   RECORDING..........................................................    23
39.   PARTIAL INVALIDITY.................................................    23
40.   ENTIRE AGREEMENT...................................................    23
41.   HEIRS, ASSIGNS, NUMBER AND GENDER..................................    24
42.   MORTGAGEE PROTECTION...............................................    24
43.   INTENTIONALLY OMITTED..............................................    24
44.   HOLDING OVER.......................................................    24
45.   FINANCING..........................................................    24
46.   SHORING............................................................    25
47.   RENEWAL OPTIONS....................................................    25
48.   SATELLITE DISH PROVISIONS..........................................    26

49.   PARKING............................................................    29
50.   ENVIRONMENTAL CONDITION OF THE PROPERTY............................    29
51.   GENERATOR..........................................................    30
52.   SIGNAGE............................................................    30
53.   QUIET ENJOYMENT....................................................    31

EXHIBITS

Exhibit A - Plan Showing the Premises
Exhibit B - Rules and Regulations

                                  OFFICE LEASE

          THIS LEASE made as of the 1st day of February, 2005, between LANCDON LIMITED PARTNERSHIP, a Pennsylvania limited partnership with an office c/o Mcared Realty, Inc., 51 Sherman Hill Road, Building A, Suite A-104C, Woodbury, CT 06798 (hereinafter called "Landlord"), and DARWIN PROFESSIONAL UNDERWRITERS, INC. a Delaware corporation with offices at 76 Batterson Park Road, Farmington, CT 06032 (hereinafter called "Tenant").

                                   WITNESSETH:

     1.   PREMISES; COMMON FACILITIES.

          (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, approximately 36,732 rentable square feet of space, located on the second floor of the building known as 9 Farm Springs Road, Farmington, CT (hereinafter referred to as the "Building"), as indicated on the plan attached hereto as Exhibit A (hereinafter referred to as the "Premises").

          (b) As long as this Lease is in full force and effect, Tenant shall have the right to use, in common with others, (i) the showers and locker rooms located on the ground floor of the Building; and (ii) any cafeteria in the Building,

     2.   TERM; EARLY ACCESS.

          (a) The term of this Lease shall commence on May 1, 2005 (the "Commencement Date") and end on September 30, 2011. Notwithstanding the foregoing, if the work to be performed by Landlord tinder paragraph 36(b) hereof is substantially completed prior to May 1, 2005, and Tenant occupies the Premises and commences business therein prior to May 1, 2005, then the Commencement Date shall be such earlier date on which both of the foregoing have occurred. The Commencement Date of this Lease and the obligation of Tenant to pay rent, additional rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alterations in the Premises to be perforated by Tenant.

          (b) Tenant shall be entitled to have access to the Premises as of the earlier of February 7, 2005 or the date that Landlord notifies Tenant that the existing tenant of the Premises has terminated its lease with respect thereto, for the purpose of readying the Premises for its occupancy. All of the terms and conditions of this Lease shall apply to any such early occupancy period.

     3.   RENT. Annual rent shall be as follows:

          (i) Commencement Date through three (3) months after the Commencement
Date: -0-

          (ii) From the date that is three (3) months after the Commencement Date (i.e., if the Commencement Date is April 15, 2005, the date that is three
(3) months
after the Commencement Date would be July 15, 2005) through the seventy-fifth
(75th) full month after the Commencement Date: $20.00 per rentable square foot.

          (iii) Seventy-sixth (76th) and seventy-seventh (77th) full months after the Commencement Date:

          For purposes of determining the amount of annual rent payable during the period from the Commencement Date through the thirty-sixth (36th) full month after the Commencement Date, the following shall apply:

               (A) For the fourth (4th) through twelfth (12th) full months after the Commencement Date, annual rent shall be payable based on 20,000 rentable square feet, provided that if at any time during such time period, Tenant has more than 108 employees or other people working in the Premises, then during the balance of such time period, for each employee in excess of 100, annual rent shall be payable on an additional 225 rentable square feet (tip to a maximum number of rentable square feet of 36,732).

               (B) For the thirteenth (13th) through twenty-fourth (24th) full months after the Commencement Date, annual rent shall be payable based on 25,000 rentable square feet, provided that if at any time during such time period, Tenant has more than 136 employees or other people working in the Premises, then during the balance of such time period, for each employee in excess of 125, annual rent shall be payable on an additional 225 rentable square feet (up to a maximum number of rentable square feet of 36,732).

               (C) For the twenty-fifth (25th) through thirty-fifth (35th) full months after the Commencement Date, annual rent shall be payable based on 30,000 rentable square feet, provided that if at any time during such time period, Tenant has more than 163 employees or other people working in the Premises, then during the balance of such time period, for each employee in excess of 150, annual rent shall be payable on an additional 225 rentable square feet (up to a maximum number of rentable square feet of 36,732).

          For the thirty-sixth (36th) full month after the Commencement Date and thereafter, annual rent shall be payable based on 36,732 rentable square feet, regardless of the number of employees or other people working in the Premises.

          Tenant covenants and agrees to pay to Landlord the rent c/o Mcared Realty, Inc., 51 Sherman Hill Road, Building A, Suite A- 104C, Woodbury, CT 06798, or at such other place as Landlord may designate in writing. Rent shall be payable without notice or demand, without abatement, deduction or setoff, except as specifically set forth in this Lease. Rent for any portion of a month shall be pro rated. Annual rent shall be payable in monthly installments on the first day of each month in advance. All amounts (other than annual rent) payable to Landlord by Tenant under this Lease shall be deemed additional rent and Landlord shall have the same rights and remedies by reason of non-payment of such additional rent as if Tenant had failed to pay an installment of annual rent.

          In addition to the annual rental payable under this Lease as set forth above, Tenant shall pay to Landlord, the following:

          (a) A pro rata percentage of any increase in the total Operating Expenses (as hereinafter defined) for each fiscal year during the term of this Lease over the amount of Operating Expenses during the base fiscal year of July 1, 2005 through June 30, 2006. The pro rata percentage applicable to this Lease is twenty-seven and twenty one hundredths percent (27.20%).

          (b) A pro rata percentage of any increase in Real Estate Taxes levied upon the Building for each fiscal year during the term of this Lease over the Real Estate Taxes levied upon said property with respect to the base fiscal year of July 1, 2005 through June 30, 2006. The pro rata percentage applicable to this Lease is twenty-seven and twenty one hundredths percent (27.20%).

          "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf on commercially reasonable basis in respect of the management, repair, operation and maintenance of the Building, including but not limited to (1) salaries, wages and benefits of employees of Landlord engaged in the management, repair, operation and maintenance of the Building, which salaries, wages and benefits shall, with respect to any employees that do not work full time at the Building, be pro-rated in accordance with the percentage of their time spent at the Building; (2) payroll taxes, worker's compensation, uniforms and related expenses for such employees; (3) the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heating, ventilation, air-conditioning, water, sewers and other utilities furnished to the Building (including the Common areas and leased areas thereof), together with any taxes on such utilities; (4) the cost of painting non-tenant space; (5) the cost of all charges for rent, casualty, liability and fidelity insurance with regard to the Building and the maintenance or operation thereof; (6) the cost of all supplies (including cleaning supplies), tools, materials and equipment, the rental thereof and sales and other taxes thereon; (7) depreciation of hand tools and other movable equipment used in the repair, operation or maintenance of the Building; (8) the cost of all charges for window and other cleaning and janitorial, snow and ice removal, and security services;
(9) charges of independent contractors; (10) repairs and replacements made by Landlord at its expense (provided that if such cost would, under generally accepted accounting principles, be required to be capitalized, then only a proportionate part of such costs shall be included each year in Operating Expenses over the useful life (as reasonably estimated by Landlord) of such repair or replacement); (11) exterior and interior landscaping; (12) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities enacted after the Commencement Date hereunder or the requirements of insurance bodies (provided that if such cost would, under generally accepted accounting principles, be required to be capitalized, then only a proportionate part of such costs shall be included each year in Operating Expenses over the useful life (as reasonably estimated by Landlord) of such repair or replacement); (13) management fees (which shall not exceed 5% of gross revenues) or, if no separate managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first-class office buildings in the area in which the Building is located; (14) Intentionally Omitted; (15) the cost of any capital improvements or additions to the Building and of any machinery or equipment installed in the Building which are made or become operational, as the case may be, after the Base Year and which have the effect of reducing the expenses which otherwise would be included in Operating Expenses to the extent of the lesser of (A) such cost, as reasonably amortized by Landlord with interest on the unamortized amount at the prime rate then generally available in the State, or (B) the amount of such reduction in Operating Expenses; (16) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Building (provided that legal fees incurred in negotiating or enforcing leases, or in connection with any financing on the Building, shall be excluded); (17) subject to Tenant's approval, which approval shall not be unreasonably withheld, any subsidy that Landlord provides to the operator of the cafeteria in the Building (nothing herein shall require that Landlord provide any such subsidy or that Landlord maintain the current size or scope of the cafeteria or that Landlord keep a cafeteria open in the Building); and (18) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles (provided that if such cost would, under generally accepted accounting principles, be required to be capitalized, then only a proportionate part of such costs shall be included each year in Operating Expenses over the useful life (as reasonably estimated by Landlord) of such repair or replacement). In addition to the above, in the event that for any period during the base year or during the term of this Lease the Building is less than 95% leased and occupied, and/or any utilities for any occupied space in the Building arc directly billed to the occupant thereof, Operating Expenses shall be equitably adjusted to include such additional expenses as Landlord would have incurred had the Building been 95% leased and occupied, and/or the utilities in question had not been directly billed, for such period.

          Excluded from Operating Expenses shall be the following: (aa) depreciation (except as provided above); (bb) interest on and amortization of debts; (cc) leasehold improvements including redecorating made for tenants of the Building; (dd) brokerage commissions and advertising expenses for procuring new tenants of the Building; (ee) refinancing costs; (ff) Real Estate Taxes;
(gg) the cost of any item included in Operating Expenses under clauses (1) -
(18) to the extent that such cost is reimbursed by an insurance company or a condemnor a tenant (except as a reimbursement of Operating Expenses) or any other party.

          Commencing with July 1, 2006 for purposes of payments under subparagraphs (a) and (b) above, Landlord shall estimate the increases (if any) which may be payable thereunder. Said estimates shall he based upon careful and reasonable examination of all available economic data and projections. The amounts of said estimates shall be divided into equal monthly payments which shall be paid by Tenant in advance, commencing July 1, 2006, along with Tenant's regular monthly rental payment. Should the actual annual increases provided for in subparagraphs (a) and (b) be more than Landlord's estimate, then Tenant's monthly payment as aforesaid shall be adjusted each January 1st (with respect to Operating Expenses) and/or July 1st (with respect to real estate tax payments) to more nearly reflect the actual increases.

          Within thirty (30) days front the date Landlord presents each annual bill to Tenant for payments under subparagraphs (a) and (b), which annual bill shall include a line-item break down of Operating Expenses, Tenant will pay to Landlord in a lump sum that amount by which Tenant's actual pro rata share exceeds the amount of Tenant's estimated payments theretofore. Should the amount of Tenant's estimated payments exceed Tenant's pro rata share, then Landlord shall, within said thirty (30) day period credit such overpayment to Tenant. A certified bill for Operating Expenses and a real estate tax bill (or copy thereof) submitted by Landlord to Tenant shall be sufficient evidence of the amount of Operating Expenses and real estate taxes with respect to the property and improvements thereon. Tenant's pro rata share of any increases in such payments hereunder shall be adjusted in the first and last years of the Lease to take into consideration the fact that Tenant may only be in possession for a partial year.

          Tenant shall have the right within twelve (12) months after receipt of Landlord's certified bill for Operating Expenses for any calendar year and/or real estate tax bill to review all of the books of account, documents, records and files of Landlord regarding Operating Expenses and/or real estate taxes for such calendar year. Any such review shall be upon prior written request of Tenant and not later than twenty (20) days after such request. Landlord shall make all of such records available for examination by Tenant or any designated representative of Tenant at the office to which notices to Landlord are to be addressed or at the offices of Landlord's management company.

          "Real Estate Taxes" shall mean and include: (i) all general and special taxes, assessments, duties and levies, if any, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Building, its operations or the rent provided for hereunder, which are payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties or discounts; and (ii) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period if the term is contested,

          Tenant shall pay for all ad valorem taxes on its personal property, if any, and on the value of leasehold improvements to the extent that same exceed standard building allowances (as determined by Landlord in its reasonable discretion).

          If Landlord shall receive a refund of Real Estate Taxes for any period during the term of this Lease after the year during which the term of this Lease shall commence, then Landlord shall pay over to Tenant the pro rata percentage of Real Estate Taxes paid by Tenant as set forth above, to the extent Tenant shall have borne any portion of such taxes so refunded, after deducting from any such taxes so refunded the fees and expenses incurred by Landlord in obtaining such refund.

          Rent payable under this Paragraph shall be apportioned for any fraction of a year at the end of the term of this Lease.

     4.   USE.

          (a) The Premises shall be used for Tenant's office purposes and for no other purpose whatsoever.

          (b) Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner (i) which causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (ii) which constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (iii) which impairs or tends to impair the character, reputation or appearance of the Building as a first-class office Building; (iv) which impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (v) which annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

     5. SERVICES. Landlord at its expense shall: (a) provide sufficient heat and air conditioning systems to maintain the Premises at comfortable temperatures Mondays through Fridays, 8:00 a.m. to 6:00 p.m., and Saturdays 9:00 a.m. to 12:00 p.m., except recognized holidays; and (b) cause the common areas of the Building in to be kept clean, provided the Premises are kept in good order by Tenant. Landlord shall provide cleaning and janitorial services Mondays through Fridays; (c) provide at least one automatic passenger elevator. Tenant shall have access to the Premises on a 24 hour per day, 7 day per week basis. There is presently a key card security system for after hours access to the Building. Landlord shall provide one key card for each of Tenant's employees free of charge. Landlord may charge a reasonable fee for the replacement of lost key cards. Landlord will maintain such system or a comparable system, but does not guarantee that such system or any comparable system will provide adequate security for Tenant.

     6. UTILITIES. Landlord shall provide electric service of not less than four
(4) watts per rentable square foot connected load (exclusive of HVAC) to the Premises. Tenant shall pay Landlord all costs and expenses necessary to provide electric service in the Premises in excess of said standard service. In no event shall Tenant he allowed to place a load on the electrical system that exceeds the safe capacity thereof. Landlord shall furnish at its expense hot and cold water service for ordinary cleaning, toilet, lavatory and drinking purposes.

     7. INTERRUPTION OF SERVICES AND UTILITIES. Landlord shall not be liable for the interruption, curtailment, stoppage or suspension of services and utilities to be furnished by Landlord pursuant to Paragraphs 5 and 6 above when necessary by reason of accident or emergency or suspension of utility services or when necessary for repairs, alterations, replacements or improvements desirable or necessary in the reasonable judgment of Landlord or for any cause beyond the control of Landlord. In the event of any such interruption, curtailment, stoppage or suspension, there shall be no diminution or abatement of rent, additional rent or other charges due from Tenant to Landlord hereunder, Tenant's obligations hereunder shall not be affected or reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension; however, Landlord shall exercise reasonable diligence to restore any services or utilities so interrupted, curtailed, stopped or suspended.

     8. EXTRA SERVICES AND UTILITIES. Landlord will use its best efforts upon reasonable advance written notice from Tenant of its requirements in that regard to furnish additional services and utilities to the Premises on days and at times other than as provided in Paragraph 5 above. Tenant agrees to pay Landlord a reasonable charge for any such additional services and utilities, which is currently $50.00 per hour, and if Tenant avails itself of such services or utilities without notice to Landlord, Landlord may impose a charge therefor. Any charges incurred pursuant to this Paragraph shall be deemed additional rent.

     9.   REPAIRS.

          (a) Landlord shall maintain and repair the Building, including all structural portions and the exterior, all common areas, the exterior portions of the land that is part of the 9 Farms Springs property, including the paved and landscaped areas, and the heating, ventilating, air-conditioning, plumbing and electrical systems to the extent that such systems are not within the Premises. Tenant shall maintain and repair the interior of the Premises and keep the same in a neat and orderly condition and Tenant shall pay to Landlord all costs incurred by Landlord in making any repairs necessitated by Tenant's, its servants', agents', and employees' negligence as additional rent, payable within fifteen (l5) days from the date of rendition of a bill therefor. Notwithstanding the foregoing, Landlord shall, at Tenant's cost, repair and replace all lighting tubes, lamps and ballasts within the Premises; in addition, Landlord will, upon request of Tenant, perform any other repairs or replacements within the Premises, at Tenant's cost. Tenant covenants that it shall not make any repairs or in any way tamper with the heating, air conditioning, ventilating, electrical, plumbing or mechanical systems of the Building outside of the Premises.

          (b) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

          (c) Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment at such party's expense, in setting of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration. In the event of any violation, Tenant shall he obligated to make such repairs to the Premises and Building, resulting therefrom and to take all steps reasonably necessary to eliminate such noise or vibration.

          (d) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building of the Premises, however Landlord shall exercise reasonable diligence to make such repairs or changes in such manner as not to unreasonably interfere with Tenant's business in the Premises and as not to impose additional expense under Tenant. Subject to Paragraph 24 hereof, Landlord shall be responsible for damage to Tenant's property in the Premises that is caused by Landlord's or its servants', agents', or employees' negligence in connection with any such repairs or changes.

     10. YIELD UP AND FIXTURES. Tenant shall at the termination of this Lease peaceably yield up the Premises and Tenant's improvements and permitted Alterations in good order, repair and condition, fire or unavoidable casualty and reasonable use and wear excepted, provided that if required by Landlord, any Alterations made by Tenant, including without limitation, any telephone or data wiring installed by Tenant, shall be removed by Tenant prior to the termination of this Lease, in which event the Premises shall be restored to their condition prior to the Alteration. Tenant shall before the termination of this Lease remove all furniture, fixtures, and personal property of Tenant From the Premises and Tenant shall repair any damage to the Premises or the common areas caused by such removal including the filling in of all holes, and the patching or replacement of all floor areas or ceilings damaged by such removal.

     11.  CHANGES AND ALTERATIONS.

          (a) Tenant shall not make any changes or alterations ("Alterations") in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with regard to Alterations that do not affect the Building's structure or systems, provided that Landlord's consent shall not be required for purely cosmetic Alterations (such as paint and carpet) that cost less than $25,000.00. Any approved Alterations shall be made on the following conditions: (i) before proceeding with any Alteration, Tenant shall submit to Landlord for Landlord's approval plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's approval; (ii) Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (A) reviewing said plans and specifications and (B) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose;
(iii) Intentionally Omitted; (iv) Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations; (v) the entire cost of the Alterations shall be borne by Tenant; and (vi) Tenant agrees that any review or approval by Landlord of any plans or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

          (b) Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable law and requirements of public authorities and with all applicable requirements of insurance bodies. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (i) the original installations of the Building, or (ii) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any Alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractors designated by Landlord. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose an additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense upon demand. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits, employer's liability in a minimum amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), comprehensive general liability insurance, including completed operation endorsement, and broad form general liability endorsement and comprehensive auto liability, including owned, non-owned and hired vehicles, for any occurrence in or about the Building, under which Landlord and its agent shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. All insurance required by this subparagraph 11(b) must name Landlord and Tenant as additional named insureds. If any Alterations shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with new fixtures, equipment or other property of like utility and at least equal value unless Landlord shall otherwise expressly consent.

          (c) Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Town of Farmington, or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liability incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure tie satisfaction or discharge or record of all such liens and encumbrances within three (3) days after the filing thereof.

     12. INDEMNITY AND INSURANCE. Tenant shall indemnify, defend and hold harmless Landlord, its agents and employees from and against any and all Liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expense

(including, but not limited to, reasonable attorneys' fees and disbursements) arising from any injury to, or death of, any person or persons or damage to property (including loss of use thereof) related to (a) Tenant's use of the Premises or conduct of business therein, (b) any work or thing whatsoever done, or any condition created (other than by Landlord, its employees, agents or contractors) by or on behalf of Tenant in or about the Premises, including during the period of time, if any, prior to the term commencement date, that Tenant may have been given access to the Premises for the purpose of doing any work or making any installations, (c) any condition of the Premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease, or (d) any act, omission or negligence of Tenant or its agents, contractors, employees, subtenants, licensees or invitees. In case any action or proceeding is brought against Landlord by reason of any one or more thereof, Tenant shall pay all costs, reasonable attorneys' fees, expenses and liabilities resulting therefrom and shall resist such action or proceeding if Landlord shall so request, at Tenant's expense, by counsel reasonably satisfactory to Landlord.

          Landlord shall indemnify, defend and hold harmless Tenant, its agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expense (including, but not limited to, reasonable attorneys' fees and disbursements) arising from any injury to, or death of any person or persons or damage to property (including loss of use thereof) related to (a) Landlord's use of the Building other than within the Premises, (b) any work or thing whatsoever done or any condition created (other than by Tenant, its employees, agents or contractors) by or on behalf of Landlord in or about the Premises and the Building, (c) any condition of the Premises and/or the Building due to or resulting from any default by Landlord in the performance of Landlord's obligations under this Lease, or (d) any act, omission or negligence of Landlord or its agents, contractors, employees, subtenants, licensees or invitees (subject to Paragraph 24 hereof). In case any action or proceeding is brought against Tenant by reason of any one or more thereof, Landlord shall pay all costs, reasonable attorneys' fees, expenses and liabilities resulting therefrom and shall resist such action or proceeding if Tenant shall so request, at Landlord's expense, by counsel reasonably satisfactory to Tenant.

          Tenant shall at Tenant's expense, obtain and keep in force at all times during the tern of this Lease Agreement, Commercial General Liability Insurance including broad form general liability endorsement and contractual liability on an occurrence basis and comprehensive auto liability, including owned, non-owned and hired vehicles with limits of not less than Three Million and 00/100 Dollars ($3,000,000.00) combined single limit insuring Landlord (and all general partners of Landlord) and Tenant against any liability arising out of the use, occupancy or maintenance of the Premises, the Building and all areas appurtenant thereto. Such insurance may be provided by not less than $1,000,000.00 of primary coverage and the balance by umbrella coverage. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy provided an endorsement naming Landlord as an additional insured is attached thereto.

          Tenant shall maintain insurance against such other perils and in such amounts as Landlord may from time to time reasonably require in writing, provided that such coverage is commercially reasonable.

          Insurance required hereunder shall be in companies licensed in the State of Connecticut and have a "Bests' Insurance Guide" rating of B+/-/12 or better. Mutual insurance companies may be used only if they are nonassessable. No policy shall he cancelable or subject to reduction of coverage except after thirty (30) days' written notice to Landlord. All policies of insurance maintained by Tenant shall be in form acceptable to Landlord with satisfactory evidence that all premiums have been paid. Tenant agrees not to knowingly violate or permit to be violated any of the conditions or provisions of the insurance policies required to be furnished hereunder, and agrees to promptly notify Landlord of any fire or other casualty.

          Landlord nay require that the amount of Commercial General Liability Insurance to be maintained by Tenant under this Paragraph 12 be increased from time to time to a commercially reasonable amount.

     13.  SUBLEASING AND ASSIGNMENT.

          (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof, will be sublet or encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Paragraph 4, without the prior written consent of Landlord, which consent shall not he unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to an assignment of this Lease or a sublease of all or any portion of the Premises, to an Affiliate. An "Affiliate" shall mean any entity that Controls Tenant, is Controlled by Tenant or is under common Control with Tenant. "Control" means, with respect to a publicly traded company, ownership of more than 10% ownership plus management control, and with respect to a non-publicly traded company shall mean more than 51% ownership.

          (b) If Tenant should desire to assign this Lease or sublease the Premises or any portion thereof, Tenant shall give Landlord written notice of such desire to make such assignment or effect such sublease. If Landlord's consent is not required thereto, then Tenant's notice shall set forth the reasons therefor and shall include reasonable documentation supporting the same. If Landlord's consent is required thereto, then at the time of giving such notice, Tenant shall provide Landlord with a copy of the proposed assignment or sublease document, and such information as Landlord may reasonably request concerning the proposed sublessee or assignee to assist Landlord in making an informed judgment regarding the financial condition, reputation, operation, and general desirability of the proposed sublessee or assignee. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing of Landlord's election to:

          (i) permit Tenant to assign or sublet the Premises or said portion thereof; or

          (ii) refuse to consent to Tenant's assignment or subleasing of the Premises or said portion thereof and to continue this Lease in full force and effect as to the entire Premises.

          If Landlord should fail to notify Tenant of its election within said thirty (30) day period, Landlord shall have elected option 13(b)(i) above.

          (c) It is hereby expressly understood and agreed, however, if Tenant is a corporation or a limited liability company, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation or limited liability company into which Tenant is merged or with which Tenant is consolidated, which corporation or limited liability company shall have a net worth (calculated in accordance with GAAP) at least equal to that of Tenant immediately prior to such merger or consolidation, (such corporation or limited liability company being hereinafter called "Assignee") without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to he performed, and whereby Assignee shall expressly agree that the provisions of this Paragraph 13 shall, notwithstanding such assignment of transfer, continue to be binding upon it with respect to all future assignments and transfers.

          (d) If, at any time during the Term of this Lease, Tenant is:

          (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in more than 50% of the ownership interests of such corporation or trust (which 50% requirement shall not apply as long as the new shareholders or other owners do not participate in the management of the affairs of Tenant) that is not covered by the exception to the Landlord consent requirement in Paragraph 13(c) above; or

          (ii) a partnership, association, limited liability company or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in more than 50% of the ownership interests of such partnership, association, limited liability company or other entity (which 50% number requirement shall not apply as long as the new owners do not participate in the management of the affairs of Tenant) that is not covered by the exception to the Landlord consent requirement in Paragraph 13(c) above;

The same shall constitute an assignment of this Lease for purposes of this Paragraph 13. This Paragraph 13(d) shall not apply if the initial tenant earned herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

          (e) The listing of any name other than that of Tenant, whether on the doors of the Premises or on the building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Paragraph 13, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant. Tenant shall be permitted to list up to 5 names of subsidiaries or affiliates of Tenant on the Building directory, subject to availability of space thereon. If this Lease be assigned, or if the Premises or any part thereof he sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved. No assignment, subletting, occupancy or collection shall be deemed a release of Tenant or any guarantor of this Lease from the further performance by Tenant or such guarantor of covenants on the part of Tenant contained in this Lease. No assignment, subletting or use of the Premises by an affiliate of Tenant shall affect the purpose for which the Premises may be used as stated in Paragraph 4.

          (f) No assignment or subletting which requires the consent of Landlord as provided for herein shall be effective unless consented to in writing by Landlord and no assignment or subletting shall be effective until an instrument in form reasonably satisfactory to Landlord's counsel has been delivered to Landlord under the terms of which the assignee or sublessee, as the case may be, has effectively assumed and agreed to pay the rent and additional rent hereunder and to perform all the terms and conditions contained in this Lease. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

          (g) For the purposes of this Paragraph 13, the subletting for the remainder of the term of this Lease shall be deemed to be a subletting and not an assignment. No subletting shall be allowed if the result thereof is to divide the Premises into more than two (2) demised spaces.

          (h) If (i) the rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the rent and additional rent allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant's subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant, Tenant shall pay to Landlord, as an additional charge, fifty percent (50%) of such excess, monthly as received by Tenant or (ii) any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses including brokerage commissions to a licensed broker and the cost of preparing space for the assignee, Tenant shall pay to Landlord, as an additional charge, fifty percent (50%) of such excess when received by Tenant.

          (i) Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with any assignment or sublease, including the reasonable costs of investigation, the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

     14. LANDLORD'S RIGHTS IN A TENANT BANKRUPTCY. In the event any or all of Tenant's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant's interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property, (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord, (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and it shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

          Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by written notice to that effect sent to the Grantor by certified or registered mail; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, the Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

     15. COMPLIANCE WITH LAWS. Tenant shall, at its own cost and expense: (a) comply with all governmental laws, ordinances, orders and regulations affecting the Premises now in force or which hereafter may be in force, provided that with respect to any compliance that requires capital improvements, Landlord shall be responsible for making such capital improvements unless the same are required as a result of Tenant's specific manner of use of the Premises or Tenant's Alterations; (b) comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies and other organizations establishing insurance rates; provided that with respect to any compliance that requires capital improvements, Landlord shall be responsible for making such capital improvements unless the same are required as a result of Tenant's specific manner of use of the

Premises and Tenant's Alteration; and (c) not suffer, permit, or commit any waste or nuisance.

     16. APPURTENANCES. The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable. Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, upon reasonable advance notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease, provided that access to the Building and to the Premises within the Building shall continue to be comparable, in quality and scope, to the access that exists on the Commencement Date.

     17.  FIRE OR OTHER CASUALTY.

          (a) If (i) the Premises by reason of a casualty insurable under Landlord's insurance policy are rendered untenantable, or (ii) the Premises should be damaged as a result of a risk which is not covered by Landlord's insurance, or (iii) the Premises should be damaged in whole or in part during the last three (3) years of the term or any renewal term hereof, or (iv) the Building (whether the Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then monetary value thereof, or if any or all of the Building or the common areas thereof are damaged, whether or not the Premises are damaged, to such an extent that the Building cannot, in the sole judgment of Landlord be operated as an integral unit, then or in any of such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Premises to Landlord. In addition, Landlord shall notify Tenant of its good faith estimate of the time necessary to substantially restore any damage to the Premises or access thereto, and if such estimate is longer than one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease, but only if Tenant so notifies Landlord, in writing, within fifteen (15) days after receipt of Landlord's estimate. If Landlord shall have decided to repair any damage as aforesaid, the damage (except as to Tenant's fixtures or improvements made by Tenant) shall be repaired by and at the expense of Landlord and the rent shall be apportioned according to the part of the Premises which is useable by Tenant, but Landlord shall not be required to do such repair or restoration work except during business hours of business days.

          (b) Notwithstanding any of the provisions of Paragraph 17(a) hereof, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (i) Landlord or any Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty, or (ii) the Premises of the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of rent or additional rent. Further, nothing contained in this Paragraph 17 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

     18.  CONDEMNATION.

          (a) If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the terms and estate hereby granted shall forthwith terminate as of the date of vesting of title in such condemning authority (which date is hereinafter also referred to as the date of taking), and the rents shall be prorated and adjusted as of such date.

          (b) If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that (i) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (ii) if ten percent (10%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, or if twenty percent (20%) or more of the parking at the Building is so taken and Landlord is unable to replace the lost parking elsewhere on the 9 Farms Springs property to the extent necessary to result in less than twenty percent (20%) having been lost, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This Lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the rent and additional rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the rent and additional rent shall be adjusted according to the rentable area remaining.

          (c) In the event of any taking, partial or whole, provided for in this Section, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant shall not be entitled to any portion of such award, judgment or settlement received by Landlord from such condemning authority. Tenant, however, may pursue its own claim against the condemning authority for any damage or award permitted under applicable statutes of the State of Connecticut to be paid directly to tenants without diminishing or reducing the award, judgment or settlement generally payable with respect to the Building (including the land that is part of the 9 Farms Springs property).

     19.  INTENTIONALLY OMITTED.

     20. ACCESS. Landlord's agents, employees, contractors, prospective purchasers and prospective tenants shall have the right to enter the Premises at reasonable hours upon notice to Tenant for the purpose of inspecting the same and, Landlord, its employees, agents and contractors shall have the right to enter the Premises at any time for the purpose of making repairs thereto and to the Building and its mechanical systems and for the purpose of performing the services to be performed by Landlord pursuant to the terms hereof and for the purpose of curing any violations of rules and regulations or defaults under this Lease created by or suffered by Tenant.

     21. LIABILITY. Neither Landlord, nor any agent or employee of Landlord, shall be liable for (a) loss of or damage to any property of Tenant, or of any other person, entrusted to any of Landlord's agents or employees, (b) loss of or damage to any property of Tenant or of any other person by theft or otherwise, except to the extent caused by Landlord's negligence, (c) any injury or damage to any person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, dust, water or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing system, or from the roof, street or subsurface or any other place or by dampness, or from any other cause whatsoever, except to the extent caused by Landlord's negligence (but subject to paragraph 24 hereof), (d) any such damage caused by other occupants or persons in the Building or by construction of any private, public or quasi-public work, except to the extent caused by Landlord's negligence, or (e) any latent defect in the Premises or the Building, except to the extent caused by Landlord's negligence.

     22. DEFAULT. In the event of any failure of Tenant to pay the rent or additional rent due hereunder within ten (10) days after the same is due and payable (provided that Landlord will, not more than two (2) times during any twelve (12) month period, be required to provide Tenant with written notice that a payment of rent or additional rent was not paid when due, and Tenant shall have ten (10) days after receipt of such notice in which to make the payment, before a default shall exist), or any failure to commence and diligently pursue the performance of any of the other terms, covenants, and conditions of this Lease to be observed and performed by Tenant for more than thirty (30) days after written notice of such default, or if Tenant makes any transfer, assignment, conveyance, sale, pledge or disposition of all or a substantial portion of its property in a distress situation, or if the Tenant's interest herein shall be sold under execution, or if Tenant shall abandon the Premises (failure to occupy shall not, by itself, constitute abandonment), then Landlord, at its option, may terminate this Lease without further notice to Tenant and upon such termination Tenant shall quit and surrender the Premises to Landlord, but such termination shall not affect the Landlord's right to recover damages or exercise any other right hereinafter provided; however, in lieu of terminating this Lease, Landlord may elect to recover possession of the Premises without terminating this Lease and Landlord shall have the right to re-enter the Premises and to remove all persons or property therefrom and store any property in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice, except as notice is in this Paragraph 22 required, or resort to legal process, and Landlord shall not be liable for any loss or damage resulting from such re-entry nor shall Landlord he deemed guilty of trespass therefor. In the event of termination of this Lease or a re-entry of the Promises pursuant to this Paragraph 22, Landlord may re-let the whole or any part of the Premises on behalf of Tenant for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable, provided that if this Lease is terminated as a result of a Tenant default, then Landlord shall use commercially reasonable efforts to mitigate its damages as a result of such default. Landlord shall not be liable in any respect for the failure to relet the Premises or in the event of such reletting, for failure to collect the rent thereunder and any sums received by Landlord on a reletting shall belong to Landlord. In the event of a termination of this Lease, Landlord shall forthwith be entitled to recover from Tenant, as liquidated damages, the amount by which the sum of
(a) rent and additional rent payable for the remainder of the term of this Lease; and (h) all expenses of Landlord incurred in recovering possession of the Premises and reletting the same including costs of repair and renovating the Premises, management agents' commissions a

          Landlord and Tenant shall each he entitled to a reasonable attorney's fee from the other in the event that either shall retain an attorney to successfully enforce the provisions of this Lease or successfully defend an action brought by the other relating to this Lease, including any suit shall brought by Landlord for recovery of possession of the Premises, for recovery of rent or additional rent or any suit brought by either party because of the breach of any other covenant herein contained on the part of the other party to be performed.

          In the event that Tenant is in default of any provision of this Lease requiring the payment of monies for more than ten (10) days after the due date thereof, then Tenant shall pay to Landlord as additional rent the greater of (a) interest at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less, on the amount due Landlord hereunder, or
(b) a late charge of five percent (5%) of the amount due, provided that not more than one (1) time in any twelve (12) month period, Landlord shall give Tenant written notice of a non-payment, and ten (10) days thereafter, before such late charge is imposed.

          In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

          In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Paragraph 22, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Premises any heat, ventilation or air-conditioning services outside of Business Hours on Business Days, or any extra or additional cleaning services; and the discontinuance of any one or in more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

     23. BANKRUPTCY. To the full extent permissible under the Bankruptcy Reform Act of 1978, specifically Section 365 thereof (11 U.S.C. 365) or any successor thereto, if Tenant shall file a voluntary petition in bankruptcy or take the benefit of any insolvency act or be dissolved or adjudicated a bankrupt, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then and forthwith thereafter the Landlord shall have all the rights provided in Paragraph 22 above in the event of nonpayment of rent.

     24. WAIVER OF SUBROGATION. All fire and extended coverage insurance maintained by Landlord and Tenant on the Premises, the property therein, and the Building and its appurtenances shall include a waiver by the insurer of all right of recovery against Landlord or Tenant in connection with any loss or damage by fire or peril included within fire and extended coverage insurance and neither party shall be liable to the other for loss or damage resulting from such included peril and further, Landlord and Tenant each release the other from any and all claims with respect to any such loss to the extent of the insurance proceeds paid with respect thereto.

     25. SUBORDINATION. This Lease shall, at Landlord's option, be subordinate to the lien of any first mortgage which may now or hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, Tenant shall execute promptly any subordination agreement that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such subordination agreement or agreements for and on behalf of Tenant. Landlord represents that there are currently no mortgages encumbering the Building. Landlord agrees to use commercially reasonable efforts to obtain for Tenant a "non-disturbance agreement" from any mortgagee of the Building.

          Tenant shall attorn to any foreclosing first mortgagee, purchaser at a foreclosure sale or purchaser by deed in lieu of foreclosure, but no such mortgagee or purchaser shall be (a) liable for any act or omission of Landlord,
(b) bound by any payment of rent, additional rent or other charge made more than ten (10) days in advance of the due date thereof, or (c) bound by any assignment, surrender, termination, cancellation, amendment or modification of this Lease made without the express written consent of such mortgagee or purchaser.

     26. DEFINITION OF LANDLORD. The term, Landlord, as used in this Lease means only the owner or the mortgagee in possession of the Building, or the tenant under a ground lease of the Building, and in the event of any sale or sales of the Building, or the creation of a leasehold estate by virtue of a ground lease, then Landlord shall be and hereby is entirely freed and relieved of all its covenants, obligations and liability hereunder except liabilities which accrued prior to such sale or lease. Notwithstanding the foregoing, a mortgagee in possession shall not be required to fulfill any of Landlord's obligations under this Lease unless it agrees to do so in writing.

     27. BROKERAGE. Landlord and Tenant represent to each other that they have not dealt with any real estate agent or broker in connection with this Lease other than CB Richard Ellis (whose commission Landlord shall pay) and it shall indemnify the other and hold it harmless against the claims of any other broker(s) arising out of its actions.

     28. RULES AND REGULATIONS. Tenant covenants that Tenant, Tenant's employees, agents and licensees shall faithfully observe and strictly comply with the rules and regulations attached hereto as Exhibit B and such reasonable changes therein (whether by modification, elimination or addition) as Landlord may hereafter adopt, (at any time and from time to time as being, in the judgment of Landlord necessary or desirable for (a) the reputation, safety, care or appearance of the Building or the preservation of good order therein, (b) the operation or maintenance of the Building or the equipment thereof, (c) the comfort of other lessees and occupants in the Building, or (d) the use or enjoyment of the Building, or any part thereof, by any of its occupants, provided, however, that in the case of any conflict between the provisions of this Lease and any such changes, the provisions of this Lease shall control. Landlord shall notify Tenant of the adoption of any changes and they shall be deemed to be reasonable within the meaning of the foregoing sentence unless Tenant shall assert to the contrary by notifying Landlord within ten (10) days after such notice to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations, or the provisions of any other lease, as against any other lessee, and Landlord shall not be liable to Tenant for violation thereof by any other lessee or its employees, agents or licensees, or anyone else.

     29. LIMITATION OF LIABILITY. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Building, subject to the prior rights of any mortgagee of the Building and subject to Landlord's rights under a leasehold interest of said Building or part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord nor any partner, member or shareholder of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

     30. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided:

          (a) nothing contained in this Paragraph or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money;

          (b) no reliance by Tenant upon this Paragraph shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

          (c) Tenant shall not be entitled to rely upon this Paragraph unless it shall advise Landlord in writing, of the existence of any force majeure preventing the performance of an obligation of Tenant within five (5) days after the commencement of the force majeure.

     31. INTENTIONALLY OMITTED.

     32. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail, or by recognized overnight courier service, addressed as follows:

     If to Landlord:   Lancdon Limited Partnership
                       c/o Mcared Realty, Inc.
                       51 Sherman Hill Road, Building A, Suite A-l04C
                       Woodbury, CT 06798

     with a copy to:   Rogin, Nassau, Caplan, Lassman & Hirtle, LLC
                       CityPlace 1, 22nd Floor
                       185 Asylum Street
                       Hartford, CT 00103-3460
                       Attention: Peter S. Sorokin, Esq.

     If to Tenant prior to the Commencement Date:

                       Darwin Professional Underwriters, Inc
                       76 Batterson Park Road
                       Farmington, CT 06032

     If to Tenant after the Commencement Date:

                       Darwin Professional Underwriters, Inc.
                       9 Farm Springs Road
                       Farmington, CT 06032

     with a copy to:   Levy & Droney PC
                       74 Batterson Park Road
                       Farmington, CT 06032
                       Attention: Jomarie T. Andrews, Esq.

          Either party may by written notice to the other specify a different address for notice purposes except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

     33. SELF HELP. In the event of any breach of this Lease by Tenant which is not cured within the applicable cure period provided for in Paragraph 22 hereof (except in an emergency), Landlord may, at Landlord's sole option, at any time, upon reasonable prior notice (except in an emergency), cure such breach for the account and at the expense of Tenant. If Landlord at any tune so elects, or is compelled, to cure any such breach and/or is compelled to incur any other expense because of any such breach of

Tenant (including, without limitation, attorneys' fees and disbursements in reasonable amounts in instituting, prosecuting or defending any suits, actions or proceedings to enforce Landlord's rights under this Lease or otherwise), the sum or sums so paid by Landlord, with all interest at the rate of eighteen percent (18%) per annum, costs and damages shall be paid by Tenant to Landlord, as additional rent, upon demand.

     34. ESTOPPEL CERTIFICATES. Tenant shall, upon request by Landlord, execute and deliver to Landlord a written declaration in recordable form: (a) ratifying this Lease; (b) expressing the commencement and termination dates thereof; (c) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (d) that all conditions under this Lease to he performed by Landlord have been satisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (f) the amount of advance recital, if any, (or none if such is the case) paid by Tenant; (g) the date to which rental has been paid; and (h) the amount of security deposited with Landlord. Such declaration shall be executed and delivered by Tenant from time to time as may be requested by Landlord. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon same.

     35. MECHANICS LIENS. Tenant shall not permit any mechanic's or other lien or charge to be filed against the Premises or the Building by reason of any act of Tenant or anyone holding the Premises through or under Tenant. If any such mechanic's or other lien or charge shall at any time be filed against the Premises or the Building, Tenant shall immediately cause the same to be discharged of record, in default of which Landlord may, on three (3) days' notice to Tenant, discharge the same, and all costs and expenses, including attorneys' fees, incurred by Landlord in procuring such discharge shall be payable by Tenant to Landlord as additional rent upon demand.

     36. CONDITION OF THE PREMISES; LANDLORD'S WORK.

          (a) Tenant represents that Tenant has inspected the Premises and the Building and is thoroughly acquainted with their condition and, except for the work to be performed by Landlord pursuant to paragraph 36(b) below, takes the Premises "as is," and the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

          (b) Landlord will, at its cost, on or before May 1, 2005 (subject to force majeure delays), fill in the lobby reception area across from the second floor elevators and create the necessary fire rating buffer overlooking the first floor lobby, using materials that are consistent with the first floor common areas, provided that the fire rated buffer shall be glass.

     37. PRE JUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL. Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Section 52-278e et seq of the Connecticut General Statutes, Revision of 1973, and hereby expressly waives any and all rights which are or may be conferred upon Tenant by said Act to any notice or hearing prior to a prejudgment remedy, and by any present or future law to redeem the said Premises, or to any new trial in any action or ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the said Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any seminary proceedings, or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

     38. RECORDING. Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both the Landlord and Tenant specifying the date of commencement and expiration of the term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease.

     39. PARTIAL INVALIDITY. If any provision of this Lease or application thereof to any person or circumstance shall to any event be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     40. ENTIRE AGREEMENT.

          (a) This Lease and the Exhibits, Riders and/or Addenda if any attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in a rider or addenda is inconsistent with any other provision of this Lease, the provision contained in said rider or addenda shall supersede said other provision, unless otherwise provided in said rider or addenda. The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance of any one or more of the other party's obligations under this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such elections.

          (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     41. HEIRS, ASSIGNS, NUMBER AND GENDER. This agreement shall be binding upon the parties hereto and their heirs, administrators, executors, successors and assigns. The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, partnership, a corporation or a group of two (2) or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     42. MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     43. INTENTIONALLY OMITTED.

     44. HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one half ( l 1/2) times the rent plus additional rent and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable. In addition, Tenant shall pay Landlord for all damages sustained by Landlord as a result of Tenant's holding over.

     45. FINANCING. If Landlord's mortgagee requires modifications of the terms of this Lease, Landlord shall have the right to cancel this Lease if Tenant refuses to approve in writing any such modifications within thirty (30) days after Landlord's request therefor, provided the same are commercially reasonable, do not affect the economic terms of this Lease and do not require Tenant to lose any material rights. If Landlord's right to cancel is exercised as herein provided, this Lease shall thereafter be null and void, and any money or security deposited hereunder shall be returned to Tenant and neither party shall have any liability to the other under this Lease.

     46. SHORING. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant, provided that Landlord shall cause all persons causing or authorized to cause such excavation or construction to exercise reasonable diligence to perform such work in such manner as not to unreasonably interfere with and as not to impose an additional expenses upon Tenant.

     47. RENEWAL OPTIONS.

          (a) Provided that Tenant shall not be in default hereunder, either at the time of exercise of an option or on the applicable term ending date, Tenant shall, at its option, have the right to renew this Lease for one (1) period of five (5) years commencing on the day following the initial term ending date, which renewal period shall be on the same covenants, terms and conditions as contained herein except with respect to the annual rent and with respect to this option to renew. Tenant shall exercise said option by written notice to Landlord at least nine (9) months but no more than twenty-one (21) mouths before the expiration of the original term of this Lease, time being of the essence. The annual rent for the renewal period shall be 95% of the Market Value Rent of the Premises as of the Determination Date. The term "Market Value Rent" shall mean the annual fair market rental value of the Premises calculated as of the Determination Date. The term "Determination Date" shall mean the first date new rent is applicable. The initial determination of Market Value Rent shall be made by Landlord. Landlord shall give written notice to Tenant of the proposed Market Value Rent of at least six (6) months prior to the Determination Date, provided that if Tenant shall, at any time between twelve (12) and nine (9) months prior to expiration of the original term of this Lease, request, in writing, Landlord's proposed Market Value Rent, then Landlord shall provide the same to Tenant within thirty (30) days tiller receipt of such request. If Landlord and Tenant shall fail to agree upon the Market Value Rent proposed by Landlord within thirty (30) days after receipt by Tenant of Landlord's notice thereof, then the Market Value Rent shall be determined in accordance with the arbitration and appraisal procedures set forth below.

          (b) In the event Landlord and Tenant are unable to agree upon Market Value Rent for the Premises, appraisals shall be obtained from two M.A.I. certified real estate appraisers experienced in appraising major commercial properties for major commercial institutions with at least five years' experience as M.A.I. real estate appraisers in the greater Hartford area (with Landlord and Tenant each choosing one such appraiser). Should the two appraisals be divergent by less than ten percent (10%), their average shall be deemed the Market Value Rent. Should the two appraisals be divergent by more than ten percent (10%), a third appraiser shall be designated by the first two appraisers. In the event that the first two appraisers cannot agree upon a third appraiser within five (5) days thereafter, either party upon notice to the other party, may request such appointment by the American Arbitration Association in East Hartford, Connecticut (or any successor thereto), or upon its failure, refusal or inability to act, may apply for such appointment to a court of competent jurisdiction. If the highest value set by one of the three appraisers is more than one hundred ten percent (110%) of the next lower value set by another appraiser, then the higher value shall be decreased to an amount equal to one hundred ten percent (110%) of the next lower value; and/or if the lowest value set by one of the three appraisers is less than ninety percent (90%) of the next higher value set by another appraiser, then the lowest value shall be increased to an amount equal to ninety percent (90%) of the next higher value. The three
(3) values, adjusted above, provided, shall be added together and divided by three (3), and the amount resulting shall represent Market Value Rent. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration or appraisal under this paragraph, including the expenses and fees of any arbitrator or appraiser selected by it in accordance with the provisions of this paragraph and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph shall he final and binding in fixing the Market Value Rent. The arbitrators and appraisers shall not have the power to add to, modify, or change any of the provisions of the Lease.

          (c) If for any reason the Market Value Rent shall not have been determined prior to the Determination Date, then until the Market Value Rent shall have been finally determined, rent payable subsequent to the Determination Date shall be equal to Market Value Rent imposed by Landlord plus the additional rent then payable by Tenant. Upon such final determination, an appropriate adjustment shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall pay the other any overpayment or deficiency, as the case, may be, from the Determination Date to the date of such final determination.

     48. SATELLITE DISH PROVISIONS.

          (a) Satellite Dishes. So long as this Lease remains in effect, Tenant shall be entitled to install, operate and maintain on the roof of the Building, at Tenant's cost, one (1) satellite or microwave dish (the "Dish"), subject to the terms and conditions of this Paragraph 48. Any Dish installed by Tenant on the roof of the Building may only be used by Tenant for the purpose of communications among Tenant's offices or with Tenant's customers, suppliers and other parties with whom Tenant conducts business (provided that in no event shall Tenant utilize the Dish to provide any services to any other tenants of the Building, or to any other third parties) and no third party provider may install any Dish on the roof of the Building as a result of this Paragraph 48 unless such third party provider and Landlord execute a separate agreement permitting the same.

          (b) Utility and Other Charges. Tenant shall pay for all utilities consumed to install, maintain, operate and remove the Dish and associated equipment, together with the cost of any engineers or consultants employed by Landlord to review or monitor same, all as determined by Landlord, to the extent not separately metered. Tenant shall be responsible for all costs associated with such metering and electrical consumption of the Dish and associated equipment, including, but not limited to the cost of installing, maintaining, repairing and reading the metering devices and subpanels. Tenant shall pay all taxes or other charges attributable to the Dish, including, without limitation, any increase in the Building's real property tax that are directly attributable to Tenant's Dish.

          (c) Installation of the Dish. Prior to the installation of the Dish, Landlord shall have the right to approve the type, size, height, weight and location of the Dish and the manner and method of installation and removal of the Dish and related equipment. If Landlord elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand from Landlord. All installations by Tenants under this Paragraph 48 shall be subject to such reasonable rules, regulations and requirements as Landlord shall implement from time to time.

          (d) Governmental Approvals. Prior to the installation of the Dish and related equipment, Tenant shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other government authorities having jurisdiction over the Dish, the Building and/or Tenant's business, including its communications, operations and facilities. Tenant shall at all times comply with all laws relating to the installation, maintenance, height, location, use, operations, and removal of the Dish and related equipment and shall fully indemnify Landlord against any loss, cost, or expense which may be sustained or incurred by it as a result of the installation, maintenance, operation, or removal of the Dish and equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord's agents, employees or contractors. Landlord makes no representation that applicable Laws permit the installation or operation of the Dish at the Building.

          (e) Access to the Roof and Building. Tenant and Tenant's agents, employees and contractors shall have the right, to be exercised as herein set forth, to enter upon the roof of the Building for the sole purpose of gaining access to the Tenant's installations. In addition, Tenant shall have the right, to be exercised as herein set forth, to install such equipment conduits, cables and materials (hereinafter called "the connecting equipment") in shafts, ducts, conduits, chases, utility closets and other facilities of the Building as designated by Landlord as is reasonably necessary to connect the Dish to Tenant's other machinery and equipment in other parts of the Building, subject to the requirements of the laws and subject to the connecting equipment not over-burdening such shafts, ducts, conduits, chases, utility closets and other facilities. Tenant shall have the further right of access to the areas where such connecting equipment is located for the purposes of maintaining, repairing, testing and replacing the connecting equipment; provided, however, Tenant shall notify Landlord each time Tenant requires such access, and provided further that such access and installations do not cause damage to or interfere with the operation or maintenance of any part of the Building or with any other tenant's operation.

          (f) Notice. Anything herein to the contrary notwithstanding, Tenant shall notify Landlord each time Tenant desires to enter upon the roof of the Building or the areas outside the Premises where Tenant's related equipment is located, and Tenant shall enter upon the roof only at such times, in such manner and under such circumstances as shall not cause damage or endangerment of life or limb and only when accompanied by a representative of Landlord. Tenant shall reimburse Landlord within 15 days after receipt of Landlord's invoice therefor, along with bills therefor for the cost or repairs of any damage to the Building directly or indirectly caused by Tenant's installations or the operations, maintenance or removal thereof.

          (g) Maintenance of Dish and Equipment. Tenant, at its expense, shall be solely responsible for and shall maintain the Dish and related equipment in a safe, structurally sound, clean and sightly condition and shall indemnify and save harmless Landlord against all liens and claims of mechanics and materialmen furnishing labor and materials in the construction and maintenance of same.

          (h) Indemnity; Insurance. Tenant agrees to defend, indemnify and save harmless Landlord and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property incurred or sustained by Tenant arising from, growing out of or resulting from or in connection with Tenant's installation of the Dish or Tenant's use of the roof of the Building or any other areas in the Building where Tenant's related equipment is located, including costs, attorney's fees and other expenses incurred by Landlord in defending any such claim. All of Tenant's insurance obligations under Paragraph 12 hereof shall apply to the Dish and Tenant's use of the roof and Building under this Paragraph 48.

          (i) Non-Exclusive Rights. The rights of Tenant hereunder shall not be deemed to give to Tenant the exclusive right to use the roof of the Building and shall not preclude Landlord from granting the right to use the roof of the Building to others. The rights of Tenant hereunder shall be exercised without causing interference with the activities being carried on by others with the same or similar rights. Tenant shall not change or materially alter the Dish or related equipment agreed to herein without the prior written consent of Landlord. Tenant agrees to use Tenant's Dish in a manner so as not to unreasonably interfere with Landlord's existing equipment or any existing equipment of any existing tenant.

          (j) Relocation of Dish. Landlord shall have the right to cause Tenant to relocate the Dish from the point of installation to another area on the roof of the Building, provided that Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such relocation within thirty (30) days after billing and the relocation shall not have a material adverse impact on Tenant's use and operation of the relocated Dish.

          (k) Removal. Any equipment installed by Tenant pursuant to this Paragraph 49 shall remain Tenant's property at the termination of this Lease, at which time the Dish and the related equipment installed under the terms of this Paragraph 48 shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall restore the roof and the Building to as good condition as existed immediately prior to installation of the Dish and related equipment.

     49. PARKING. As long as this Lease is in full force and effect, Tenant shall have the right to park up to four (4) cars per 1,000 rentable square feet of space in the


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Premises in the parking areas provided for the Building from time to time, on a non-reserved, first come, first serve basis.

     50. ENVIRONMENTAL CONDITION OF THE PROPERTY.

          (a) Tenant Covenants. Tenant agrees (a) that Tenant will not violate any present or future federal, state or local environmental or public health laws, rules, regulations and ordinances (hereinafter collectively referred to as the "Environmental Laws"); (b) that Tenant will not use, store, dispose, or generate any "hazardous materials", "waste materials", "solid waste", "hazardous waste", "hazardous substances", "medical waste", "biomedical waste", and including but not limited to oil and polychlorinated hiphenyls, as those terms are defined in the Environmental Laws (hereinafter collectively referred to as the "Hazardous Materials") at the Building; (c) that Tenant will not cause or permit any condition which would create Hazardous Materials contamination at the Building or on any other property; (d) that Tenant will give notice to the Landlord immediately upon the Tenant's acquiring knowledge of the presence of any Hazardous Materials at the Building or of any Hazardous Materials contamination with a full description thereof; (e) that Tenant will give notice to the Landlord immediately of any notice of violation of any laws, rules or regulations regulating Hazardous Materials or any requests for information from any federal, state, county, regional or local governmental authority concerning Hazardous Materials and Hazardous Materials contamination at the Building; (f) that Tenant will promptly comply with any governmental requirements requiring the removal or disposal of such Hazardous Materials or Hazardous Materials contamination and provide the Landlord with satisfactory evidence of such compliance, but only to the extent that the subject Hazardous Materials were brought onto the Premises by Tenant or Tenant's agents, employees or contractors.

          (b) Indemnification. Tenant covenants and agrees at all times to indemnify, hold harmless and defend Landlord, its successors and assigns, as owner of the Building from and against any and all liability, loss, damage, cost, expense (including, without limitation, reasonable attorneys' fees and expenses), cause of action, suit, claim, demand or judgment against the Tenant and/or the Building of any nature pertaining to Hazardous Materials located or emanating from or relating to the Building, but only to the extent caused by Tenant or Tenant's agents, employees or contractors, including, but not limited to, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation or tort, contract or common law.

          (c) Landlord's Right to Remove Hazardous Materials. Landlord shall have the right but not the obligation, and without in any way limiting the Landlord's rights and remedies, to enter into the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials contamination at the Building following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials contamination pertaining to the Building or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Building. All costs and expenses paid or incurred by the Landlord in the exercise of any such rights shall be payable by the Tenant upon demand, but only to the extent that the subject Hazardous Materials were brought onto the Premises by Tenant or Tenant's agents, employees or contractors. Landlord's exercise of said right will not excuse or change Tenant's initial obligations to undertake necessary actions to remove Hazardous Materials from the Building that were brought into the Building by Tenant or Tenant's agents, employees or contractors. Landlord will use commercially reasonable efforts to minimize any interference with Tenant's business in the Premises as a result of any action taken by Landlord pursuant to this paragraph 50(c).

     51. GENERATOR. Tenant shall be permitted to use the existing generator at the Building, in common with others, on a pro-rata basis based upon the amount of space in the Building occupied by Tenant in comparison to the total amount of space in the Building that is occupied by Tenant and all other tenants in the Building. All costs associated with Tenant's use of the generator shall be borne by Tenant. To the extent that any such costs are initially borne by Landlord, Tenant shall reimburse Landlord for its proportionate share thereof within fifteen (15) days after receipt of invoices therefor, which proportionate share shall equal the number of rentable square feet in the Premises divided by the total number of rentable square feet in the Premises plus any other premises in the Building that uses the generator. Landlord makes absolutely no representations regarding the generator or its capacity.

     52. SIGNAGE. Tenant shall have the right, at Tenant's cost, subject to Tenant's compliance with applicable zoning ordinances and Landlord's reasonable approval, to install its standard graphics on the retaining wall sign. After the execution of this Lease, Landlord will apply to the Town of Farmington for a sign permit to allow Tenant and Chubb PLC or any successor tenant to Chubb PLC to each have their names and logos on such retaining wall. Such application shall request a permit for two companies, using the same total area as the sign previously approved by the Town of Farmington. If such permit is granted for signage for two companies, then Tenant and Chubb PLC or its successor tenant shall share the permitted area equally. If the Town of Farmington will only permit signage for one company to be on such retaining wall, then Tenant shall be entitled to have such sign. Tenant will cooperate with Landlord in such sign permit application process, which cooperation shall include, without limitation, coordinating the size, color and graphics of Tenant's sign with Chubb's sign, so as to maximize the chances of approval of both signs. In connection with the foregoing, the existing sign on the retaining wall will be removed. In addition, Tenant, at Landlord's cost, shall have the right to have its standard graphics placed on the monument sign at 9 Farm Springs, in common with up to three (3) other tenants.

          Landlord, at Landlord's expense, shall provide building standard directory signage and main lobby signage for Tenant. Tenant, at Tenant's expense, shall have the right to install its standard graphics on the entrance to the Premises, subject to Landlord's reasonable approval.

     53. QUIET ENJOYMENT. As long as this Lease is in full force and effect, Tenant shall have quiet and peaceful enjoyment of the Premises, free from interference from Landlord or anyone claiming through Landlord, subject to the terms and conditions of this Lease.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

SIGNED, SEALED, AND DELIVERED           LANDLORD:
   IN THE PRESENCE OF:                  LANCDON LIMITED PARTNERSHIP


/s/ Janet Boswell                       By: /s/ Benedict Silverman
-------------------------------------       ------------------------------------
                                            President of Donegal
                                            ------------------------------------
/s/ Francis Macchio                     Its Group
-------------------------------------       ------------------------------------


                                        TENANT:
                                        DARWIN PROFESSIONAL UNDERWRITER, INC.


                                        By: /s/ John L. Sennott, Jr.
                                            ------------------------------------

                                            ------------------------------------
                                        Its CFO
                                            ------------------------------------


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

                                   [BLUEPRINT]

STATE OF CONNECTICUT :
                     : ss.
COUNTY OF            :

          On this ______ day of _________, 2005, personally appeared ______________ as, __________________ of Lancdon Limited Partnership, signer and sealer of the foregoing instrument, and acknowledged the same to be _______ free act and deed and the free act and deed of said limited partnership, before me.

                                        /s/ Lesley Gomez
                                        ----------------------------------------
                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires:
                                                               -----------------

STATE OF CONNECTICUT :
                     : ss. Farmington
COUNTY OF HARTFORD   :

          On this 3rd day of February, 2005, personally appeared John L. Sennott, Jr. as Chief Financial Officer of Darwin Professional Underwriters, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation,

                                        /s/ William C. Stokesbury
                                        ----------------------------------------
                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires:
                                                               -----------------


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